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                                                                   Exhibit 10.16

                                  ORBCOMM INC.

                         2006 LONG-TERM INCENTIVES PLAN

SECTION 1: PURPOSE

The purpose of the Plan is to promote the interests of the Company and its stockholders by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining Employees and Non-Employee Directors and
(ii) aligning the interests of Employees and Non-Employee Directors participating in the Plan with the interests of the Company's stockholders.

SECTION 2: DEFINITIONS

As used in the Plan, the following terms shall have the respective meanings specified below.

     a.   "AWARD" means an award granted pursuant to Section 4.

     b. "AWARD AGREEMENT" means a document described in Section 6 setting forth the terms and conditions applicable to an Award granted to a Participant.

     c. "BOARD OF DIRECTORS" means the Board of Directors of the Company, as it may be comprised from time to time.

     d.   "CHANGE OF CONTROL" means any of the events outlined in Section 10.

     e. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     f. "COMMITTEE" means the Compensation Committee of the Board of Directors, as it may be comprised from time to time.

     g.   "COMPANY" means ORBCOMM Inc. and any successor thereto.

     h.   "COVERED EMPLOYEE" means a covered employee within the meaning of Code
          Section 162(m)(3).

     i. "DIVIDEND EQUIVALENT" means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock, an Award of Restricted Stock or an Award of Restricted Stock Units.

     j. "EMPLOYEE" means an individual who is an employee of the Company or a Subsidiary.

     k. "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

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     l.   "EXECUTIVE OFFICER" means an Employee who is an executive officer of the Company as defined in Rule 3b-7 under the Exchange Act as it may be amended from time to time.

     m. "FAIR MARKET VALUE" means the closing sale price of the Stock as reported by the Nasdaq Stock Market (or if the Stock is not then traded on the Nasdaq Stock Market, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

     n. "INCENTIVE STOCK OPTION" means an Option (or an option to purchase Stock granted pursuant to any other plan of the Company or a Subsidiary) intended to comply with Code Section 422.

     o. "NON-EMPLOYEE DIRECTOR" means a member of the Board of Directors who is not an Employee.

     p. "NON-QUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option.

     q. "OPTION" means an option to purchase Stock granted pursuant to Section 4(a).

     r. "PARTICIPANT" means any Employee or Non-Employee Director who has been granted an Award.

     s. "PERFORMANCE FORMULA" means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     t. "PERFORMANCE GOAL" means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     u. "PERFORMANCE MEASURE" means one or more of the following selected by the Committee to measure the performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or both for a Performance Period: basic or diluted earnings per share; revenue; sales; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow; operating cash flow; free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures); working capital; stock price; and total shareholder return. Each such measure, to the extent applicable, shall


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          be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

     v. "PERFORMANCE PERIOD" means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's rights in respect of an Award.

     w. "PERFORMANCE SHARE" means an Award denominated in shares of Stock based on the achievement of performance goals granted pursuant to
          Section 4(g).

     x. "PERFORMANCE UNIT" means an Award denominated in cash based on the achievement of performance goals granted pursuant to Section 4(f).

     y. "PLAN" means this 2006 Long-Term Incentives Plan as adopted by the Company and in effect from time to time.

     z. "RESTRICTED STOCK" means Stock granted pursuant to Section 4(d) which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee or the Board of Directors, as the case may be, with respect to such Stock lapse.

     aa. "RESTRICTED STOCK UNIT" means the right to receive in cash, Stock or a combination of cash and Stock, the Fair Market Value of one share of Stock granted pursuant to Section 4(e).

     bb.  "SAR" means a stock appreciation right granted pursuant to Section
          4(b).

     cc. "SECTION 409A" means Code Section 409A, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

     dd. "STOCK" means shares of Common Stock, par value $.001 per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof pursuant to Section 4(c).

     ee. "SUBSIDIARY" means (i) any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which the Company has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.


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SECTION 3: ELIGIBILITY

The Committee or, with respect to Awards under Section 4(i), the Committee or the Board of Directors, may grant one or more Awards to any Employee or Non-Employee Director designated by it to receive an Award. Non-Employee Directors are eligible to receive Awards only to the extent provided in Section 4(i).

SECTION 4: AWARDS

The Committee or, with respect to Awards under Section 4(i), the Committee or the Board of Directors, may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

     a. OPTIONS. An Option is an option to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

          (i) The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

          (ii) The exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock or in a combination of cash and Stock. Any Stock accepted in payment of the exercise price of an Option shall be valued at its Fair Market Value on the date of exercise.

          (iii) No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

          (iv) Incentive Stock Options shall be subject to the following additional provisions:

               A. No grant of Incentive Stock Options to any one Employee shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of the Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options that have been previously granted under the Plan or any other plan of the Company or any Subsidiary and that are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); PROVIDED, HOWEVER, that, if the limitation is exceeded, the Incentive Stock Options in excess of such limitation shall be treated as Non-Qualified Stock Options.


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               B.   No Incentive Stock Option may be granted under the Plan
                    after May 11, 2016.

               C. No Incentive Stock Option may be granted to an Employee who on the date of grant is not an employee of the Company or a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

     b. STOCK APPRECIATION RIGHTS (SARS). A SAR is the right to receive a payment measured by the increase in the Fair Market Value of a specified number of shares of Stock from the date of grant of the SAR to the date on which the Participant exercises the SAR. SARs may be
          (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant's election instead of all or any part of the related Option. The payment to which the Participant is entitled on exercise of a SAR may be in cash, Stock valued at Fair Market Value on the date of exercise, or a combination of cash and Stock, as the Committee may determine.

     c. STOCK. Stock may be issued to Participants without restrictions or transfer or other vesting requirements.

     d. RESTRICTED STOCK. Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times, or upon the occurrence of such event or events, including but not limited to the achievement of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or that Participant over a specified period of time as the Committee may determine. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company's sole discretion, shall be held in book entry form subject to the Company's instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions on those shares of Restricted Stock lapse.

     e. RESTRICTED STOCK UNIT. A Restricted Stock Unit is an Award of a contractual right to receive at a specified future date an amount based on the Fair Market Value of one share of Stock, subject to such terms and conditions as the Committee may establish. Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in cash, Stock, or a combination of cash and Stock, as determined by the Committee. The Committee may provide for the accumulation of Dividend Equivalents in cash, with or without interest, or the reinvestment


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          of Dividend Equivalents in Stock held subject to the same conditions as the Restricted Stock Unit and such terms and conditions as the Committee shall determine. Any person who holds Restricted Stock Units shall have no ownership interest in the shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock.

     f. PERFORMANCE UNITS. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Performance Units are granted. The amount that may be paid to any one Participant with respect to Performance Units shall not exceed $15 million during any one year period. The payout of Performance Units may be in cash, Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), or a combination of cash and Stock, as the Committee may determine.

     g. PERFORMANCE SHARES. A Performance Share is an Award denominated in Stock, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a business unit (which may but need not be a Subsidiary) of the Company or the Participant to whom the Performance Shares are granted. The payout of Performance Shares may be in Stock, cash based on the Fair Market Value on the payout date (or at the sole discretion of the Committee, the Fair Market Value on the day immediately preceding that date), or a combination of cash and Stock, as the Committee may determine.

     h.   PERFORMANCE COMPENSATION AWARDS.

          (i) The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a Performance Compensation Award in order that such Award constitute qualified performance-based compensation under Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other period as may be required by Code Section 162 (m)) establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

          (ii) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant's Award has been earned for the Performance Period. As soon as practicable after the close of each


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               Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant's Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Sections 4(f) and 5(b), as applicable.

     i.   AWARDS TO NON-EMPLOYEE DIRECTORS.

          (i) Awards. Subject to the provisions of Section 4 (i)(ii), each Non-Employee Director may be granted an Award, with terms and conditions including restrictions as determined from time to time by the Board of Directors or the Committee.

          (ii) Changes to Award Grants. At such times as it may determine, the Board of Directors may change (A) the form of any Award provided for in Sections 4(i)(i) to any other type of Award set forth in this Section 4 and (B) the size and the vesting period of any such Award.

          (iii) For grants of Awards to Non-Employee Directors, all references to the Committee in this Section 4 and in Sections 8(a), 8(c), 8(d) and 8(g) shall be deemed to refer to the Committee or the Board of Directors.

     j. DEFERRALS. The Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in the Plan becoming an "employee pension benefit plan" under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Notwithstanding the foregoing, any deferral made under this Section 4(j) shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

     k. OTHER SECTION 409A PROVISIONS. In addition to the provisions related to the deferral of Awards under the Plan set forth in Section 4(j) and notwithstanding any other provision of the Plan to the contrary, the following provisions shall apply to Awards:


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          (i)  To the extent not otherwise set forth in the Plan, the Award
               Agreement for each Award shall set forth (or shall incorporate by reference to the Company's Deferred Compensation Plan) such terms and conditions as are necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A; and

          (ii) Without limiting the generality of the foregoing, the payment of dividends on Restricted Stock or the payment of Dividend Equivalents on Restricted Stock Units shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents.

SECTION 5: STOCK AVAILABLE UNDER PLAN

     a. Subject to the adjustment provisions of Section 9, 6,962,061 million shares of Stock are hereby reserved for grant and issuance for the purpose of making Awards under the Plan. For purposes of applying the limitations provided in this Section 5(a), all shares of Stock with respect to the unexercised, undistributed or unearned portion of any terminated or forfeited Award shall be available for further Awards. If shares of Stock are withheld or tendered as payment of the exercise price or for taxes in connection with an Award, however, such shares of Stock may not be reused, reissued or otherwise treated as being available for additional Awards or issuance under the Plan. For SARs settled in stock, both the shares of Stock issued pursuant to the Award and the specified number of shares of Stock underlying the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the SAR is forfeited, terminated or cancelled without the delivery of shares of Stock. For SARs settled in cash, the specified number of shares of Stock underlying the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the SAR is forfeited, terminated or cancelled without the delivery of cash. To the extent that any outstanding awards under the 2004 stock option plan as of March 31, 2006 are cancelled, forfeited or otherwise lapse unexercised pursuant to the terms of that plan, the shares underlying those awards shall be available for Awards under the Plan.

     b. Subject to the adjustment provisions of Section 9, no single Participant shall receive Awards, during any one year period, of more than 1,000,000 Options (measured by the number of shares of Stock underlying such Options), SARs (measured by the number of shares of Stock underlying such SARs), shares of Restricted Stock, Restricted Stock Units, Performance Shares or any combination thereof under the Plan.

     c. The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may be reacquired shares held in treasury or authorized but unissued shares. At all times the Company will reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of all outstanding Awards made under the Plan.


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SECTION 6: AWARD AGREEMENTS

Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to: (i) provisions for the time at which the Award becomes exercisable or otherwise vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant's status as an Employee;
(iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of the Plan; and (iv) such additional provisions as are required to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

SECTION 7: AMENDMENT AND TERMINATION

The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; PROVIDED, HOWEVER, that, without the approval of the stockholders of the Company, no such action shall (i) increase the number of shares of Stock available for Awards as set forth in Section 5 (other than adjustments pursuant to Section 9), or (ii) materially increase the benefits accruing to Participants under the Plan or otherwise make any material revision to the Plan, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, including applicable requirements of the Nasdaq Stock Exchange and PROVIDED, FURTHER, that, subject to Section 9, no such action shall impair the rights of any holder of an Award without the holder's consent. The Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; PROVIDED, HOWEVER, that, subject to
Section 9, no such alteration or amendment shall impair the rights of any holder of an Award without the holder's consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, or otherwise.

SECTION 8: ADMINISTRATION

     a. The Plan and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors.

     b. Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not both an "outside director" as defined for purposes of Code Section 162(m) and a "Non-Employee Director" as defined in Rule 16b-3(b)(3)(i) under the Exchange Act (or any successor provision), shall abstain from and take no part in the Committee's action on the proposed grant.

     c. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee's determinations under the Plan need not be


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          uniform and may be made by it selectively among Employees and
          Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     d. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

     e. The Company shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

     f. It is the intent of the Company that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy: (i) in the case of Participants who are or may be Executive Officers or Non-Employee Directors, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; (ii) in the case of Performance Compensation Awards to Covered Employees, the applicable requirements of Code Section 162(m); and (iii) either the requirements for exemption under Section 409A or the requirements of Section 409A. If any provision of the Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, and to the extent legally permitted, such provision shall be deemed void as to Executive Officers, Non-Employee Directors or Covered Employees, as applicable.

     g. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

     h. The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Company, except that the Committee may not delegate any discretionary authority with respect to Awards granted to the Chief Executive Officer or Non-Employee Directors or substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 8(f) or to the extent prohibited by applicable law.

SECTION 9: ADJUSTMENT PROVISIONS

     a. In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Company is a surviving company), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan and outstanding Awards and Award Agreements and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the


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          circumstances. Such amendments, adjustments and actions may include, but are not limited to, changes in the number of shares of Stock then remaining subject to the Plan, and the maximum number of shares that may be granted or delivered to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, or accelerating the vesting of outstanding Awards.

     b. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

SECTION 10: MISCELLANEOUS

     a. CHANGE OF CONTROL. The Committee may determine at the time of the grant of an Award that upon a Change of Control of the Company (as defined by the Company), any or all of the following may occur: outstanding Stock Options and SARs may become vested and exercisable; restrictions on Restricted Stock and Restricted Stock Units may lapse; performance goals may be deemed achieved at levels determined by the Committee and other terms and conditions may be deemed met; Performance Shares may be delivered; Performance Units and Restricted Stock Units may be paid out as promptly as practicable; and all other Awards may be delivered or paid.

     b. NONASSIGNABILITY. Except as otherwise provided by the Committee, no Award shall be assignable or transferable except by will or by the laws of descent and distribution.

     c. OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     d. PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, then, except to the extent that such payments would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

     e. UNFUNDED PLAN. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for


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

          such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

     f. LIMITS OF LIABILITY. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

     g.   RIGHTS OF EMPLOYEES AND NON-EMPLOYEE DIRECTORS. Except as provided in
          Section 4(i), status as an eligible Employee or Non-Employee Director shall not be construed as a commitment that any Award shall be made under the Plan to such eligible Employee or Non-Employee Director or to eligible Employees and Non-Employee Directors generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Employee, Non-Employee Director or Participant any right to continue in the employ or other service of the Company or a Subsidiary, and shall not constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an Employee from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized by the Company, shall not be deemed a termination of employment or other service; PROVIDED, HOWEVER, that, to the extent that Section 409A is applicable to an Award, Section 409A's definition of "separation of service", to the extent contradictory, shall apply to determine when a Participant becomes entitled to a distribution upon termination of employment.

     h. RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a shareowner with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

     i. WITHHOLDING. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Company or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be paid or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; PROVIDED, HOWEVER, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options


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

          are exercised are immediately sold may be determined by reference to the price at which said shares are sold. The Company shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

     j. SECTION HEADINGS. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

     k. CONSTRUCTION. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

     l. INVALIDITY. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

     m. APPLICABLE LAW. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

     n. COMPLIANCE WITH LAWS. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

     o. SUPPLEMENTARY PLANS. The Committee may authorize supplementary plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Restricted Stock, Restricted Stock Units or Performance Shares to such Employees on terms and conditions, consistent with the Plan, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Sections 4(a)(i), (ii) and (iii); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(d); Restricted Stock Units granted under any supplementary plan shall include provisions that conform


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

          with Section 4(e); and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(g).

     p. EFFECTIVE DATE AND TERM. The Plan was adopted by the Board of Directors on May 11, 2006 and will become effective upon approval by stockholders of the Company. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; PROVIDED, HOWEVER, that Awards under the Plan may be granted only within ten (10) years from the effective date of the Plan.


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